UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

UNITY HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	333-45979	58-2350609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Joe Frank Harris Parkway, SE, Cartersville, GA 30121

(Address of Principal Executive Offices)

(770) 606-0555

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Department of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 31, 2009, the board of directors of Unity Holdings, Inc. (the "Company") appointed Jeff L. Sanders to serve as Senior Vice President and Chief Financial Officer of the Company.

Mr. Sanders, age 45, was born in Carrollton, Georgia.  He currently resides in Cumming, Georgia.  He graduated from the State University of West Georgia in 1986 with a Bachelor's degree in Business Administration.  Mr. Sanders is a Certified Public Accountant, and has held various financial positions in banking since 1992.  Most recently he was the Executive Vice-President of First Milton Bank, In Organization.  Prior to that, he was the Senior Vice-President and Chief Financial Officer of Rabun County Bank in Clayton, Georgia.  From 2003-2006, he was an Executive Vice-President and C.F.O. of Integrity Bank of Alpharetta, Georgia.  He has also worked as the C.F.O. of the Bank of Hiawassee, Georgia, and Controller of Community First Bank of Carrollton, Georgia.

Item 9.01	Financial Statements and Exhibits.

(c)    Exhibits.  The following exhibit is furnished herewith:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITY HOLDINGS, INC.

DATE:  April 1, 2009

By:/s/Michael L. McPherson

Name:  Michael L. McPherson

Title:    President and CEO